UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2016

ASSOCIATED CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-37387	47-3965991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code     (203) 629-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

    During the period August 12-17, 2016, GAMCO Investors, Inc. ("GAMCO") paid $120 million to Associated Capital Group, Inc. ("AC") to partially satisfy the $230 million AC 4% PIK Note (due November 30, 2020) ("AC PIK Note").  As agreed to between GAMCO and AC, this prepayment will extinguish GAMCO's $30 million principal repayment obligation due on November 30, 2016, $30 million of the $50 million principal repayment obligation due on November 30, 2017, $30 million of the $50 million principal repayment obligation due on November 30, 2018, and $30 million of the $50 million principal repayment obligation due on November 30, 2019.  Accordingly, there remains $110 million in principal outstanding, with $20 million due on November 30, 2017, 2018 and 2019 and $50 million due on November 30, 2020.  No other terms of the AC PIK Note have been changed as a result of this prepayment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Capital Group, Inc.

By: /s/ Patrick Dennis

Patrick Dennis
Executive Vice President and Chief Financial Officer

Date:August 17, 2016